Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	July 23, 2014
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2014 and 2013:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2014, reported net income was $3.4 million, or $.26 per diluted share, as compared to $2.9 million, or $.23 per diluted share, during the second quarter of 2013.

After adjusting the reported results for the three-month periods ended June 30, 2014 and 2013 for the net impact of the items reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), consisting of transaction costs recorded in each period, our adjusted net income was $3.4 million, or $.27 per diluted share, during the second quarter of 2014, as compared to $3.0 million, or $.24 per diluted share, during the second quarter of 2013. The increase in adjusted net income of $459,000, or $.03 per diluted share, during the second quarter of 2014, as compared to the second quarter of 2013, was attributable to a $181,000 increase in bonus rental earned on the hospital facilities leased to wholly-owned subsidiaries of Universal Health Services, Inc. and $278,000 of other combined net increases.

As calculated on the attached Supplemental Schedule, our adjusted funds from operations (“AFFO”) were $8.9 million, or $.69 per diluted share during the second quarter of 2014, as compared to $8.4 million, or $.67 per diluted share, during the second quarter of 2013. The increase in our AFFO of $422,000, or $.02 per diluted share, during the second quarter of 2014, as compared to the second quarter of 2013, was primarily attributable to the above-mentioned increase to our net income.

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2014 and 2013:

For the six-month period ended June 30, 2014, reported net income was $7.2 million, or $.56 per diluted share, as compared to $6.4 million, or $.50 per diluted share, during the comparable six-month period of 2013.

After adjusting the reported results for the six-month periods ended June 30, 2014 and 2013 for the net impact of the items reflected on the attached Supplemental Schedule, consisting of transaction costs and a gain recorded during the first six months of 2014, as discussed below, our adjusted net income was $7.0 million, or $.54 per diluted share, during the first six months of 2014 as compared to

$6.5 million, or $.51 per diluted share, during the first six months of 2013. The increase in adjusted net income of $470,000, or $.03 per diluted share, during the first six months of 2014, as compared to the comparable prior year period, occurred primarily during the second quarter of 2014, as discussed above.

As calculated on the Supplemental Schedule, our AFFO were $17.8 million, or $1.38 per diluted share, during the first six months of 2014, as compared to $17.5 million, or $1.38 per diluted share, during the first six months of 2013. The $348,000 increase was primarily attributable to the $470,000 increase in adjusted net income, as discussed above, offset by a $122,000 net decrease in the depreciation and amortization expense incurred at our properties (on a consolidated and unconsolidated basis).

Acquisitions:

In January, 2014, we paid an aggregate of approximately $7.2 million to purchase the following in a single transaction:

•	The Children’s Clinic at Springdale – a 9,800 square foot, single-tenant medical office building located in Springdale, Arkansas, and;

•	The Northwest Medical Center at Sugar Creek – a 16,700 square foot, multi-tenant medical office building located in Bentonville, Arkansas.

Effective January 1, 2014, we paid $170,000 to acquire the third-party minority ownership interests in Palmdale Medical Properties LLC (“Palmdale”) and Sparks Medical Properties LLC (“Sparks”) in which we previously held noncontrolling majority ownership interests. As a result, we now own 100% of each of these LLCs, which own multi-tenant medical office buildings, and began accounting for each on a consolidated basis effective January 1, 2014. Included in our financial results during the six-month period ended June 30, 2014 is an aggregate net gain of $316,000 recorded in connection with fair value recognition of the assets and liabilities of these entities.

Dividend Information:

The second quarter dividend of $.63 per share was paid on June 30, 2014.

Capital Resources Information:

At June 30, 2014, we had $102.4 million of borrowings outstanding under our $150 million revolving credit agreement and $39.6 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-the-market Equity Issuance Program (“ATM Program”):

During the fourth quarter of 2013, we commenced an at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. Pursuant to this ATM Program, during the first six months of 2014, we issued 57,410 shares at an average price of $42.67 per share (all issued during the first quarter of 2014) which generated approximately $2.3 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). Since inception of this program, we have issued 212,123 shares at an average price of $41.97 per share, which generated approximately $8.4 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Consolidation of LLCs:

As a result of the purchase of the above-mentioned third-party minority ownership interests in Palmdale and Sparks, we began accounting for these LLCs on a consolidated basis effective January 1, 2014. Prior to January 1, 2014, these LLCs were accounted for on an unconsolidated basis pursuant to the equity method. Previously, Palmdale was included in our financial statements on a consolidated basis through June 30, 2013 as a result of a master lease arrangement with a wholly-owned subsidiary of Universal Health Services, Inc. which expired on July 1, 2013.

For the quarter ended June 30, 2013, Sparks had revenues of $289,000, operating expenses of $201,000, depreciation and amortization expense of $83,000, interest expense of $53,000 and a net loss of $48,000. For the six months ended June 30, 2013, Sparks had revenues of $576,000, operating expenses of $367,000, depreciation and amortization expense of $166,000, interest expense of $125,000 and a net loss of $82,000. This supplemental financial information is not presented for Palmdale since it was previously included in our financial statements on a consolidated basis during the first six months of 2013. There was no material impact to our net income as a result of the consolidation of these LLCs.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have investments in fifty-eight properties located in sixteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013 and in Item 2-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2014), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. AFFO was also computed for the three and six-month periods ended June 30, 2014 and 2013, as reflected on the Supplemental Schedules and discussed herein, since we believe it is helpful to our investors since it adjusts for the effect of the gains on the fair value recognition resulting from the purchase of minority interests in majority-owned LLCs (during the first quarter of 2014) and transaction costs related to acquisitions. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013 and our Report on Form 10-Q for the quarterly period ended March 31, 2014. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2014 and 2013

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Base rental - UHS facilities	$3,916	$3,804	$7,830	$7,594
Base rental - Non-related parties	7,045	7,028	14,271	14,074
Bonus rental - UHS facilities	1,222	1,041	2,372	2,139
Tenant reimbursements and other - Non-related parties	1,948	1,521	3,781	3,309
Tenant reimbursements and other - UHS facilities	186	108	351	271

	14,317	13,502	28,605	27,387

Expenses:
Depreciation and amortization	4,782	4,722	9,608	9,536
Advisory fees to UHS	620	585	1,230	1,156
Other operating expenses	4,134	3,744	8,067	7,409
Transaction costs	41	49	103	131

	9,577	9,100	19,008	18,232

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gains	4,740	4,402	9,597	9,155

Equity in income of unconsolidated LLCs	679	461	1,272	1,030

Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	—	—	316	—

Interest expense, net	(2,011)	(1,922)	(4,003)	(3,817)

Net income	$3,408	$2,941	$7,182	$6,368

Basic earnings per share	$0.26	$0.23	$0.56	$0.50

Diluted earnings per share	$0.26	$0.23	$0.56	$0.50

Weighted average number of shares outstanding - Basic	12,902	12,675	12,875	12,673
Weighted average number of share equivalents	6	13	6	14

Weighted average number of shares and equivalents outstanding - Diluted	12,908	12,688	12,881	12,687

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended June 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended June 30, 2014		Three months ended June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$3,408	$0.26	$2,941	$0.23
Adjustments:
Transaction costs	41	0.01	49	0.01

Subtotal adjustments to net income	41	0.01	49	0.01

Adjusted net income	$3,449	$0.27	$2,990	$0.24

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Three months ended June 30, 2014		Three months ended June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$3,408	$0.26	$2,941	$0.23
Plus: Depreciation and amortization expense:
Consolidated investments	4,703	0.37	4,660	0.37
Unconsolidated affiliates	709	0.05	789	0.06

Funds From Operations (“FFO”)	8,820	0.68	8,390	0.66
Transaction costs	41	0.01	49	0.01

AFFO	$8,861	$0.69	$8,439	$0.67

Dividend paid per share		$0.630		$0.625

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the six months ended June 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Six months ended		Six months ended
	June 30, 2014		June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$7,182	$0.56	$6,368	$0.50
Adjustments:
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(316)	(0.03)	—	—
Transaction costs	103	0.01	131	0.01

Subtotal adjustments to net income	(213)	(0.02)	131	0.01

Adjusted net income	$6,969	$0.54	$6,499	$0.51

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Six months ended		Six months ended
	June 30, 2014		June 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$7,182	$0.56	$6,368	$0.50
Plus: Depreciation and amortization expense:
Consolidated investments	9,455	0.74	9,417	0.75
Unconsolidated affiliates	1,382	0.10	1,542	0.12
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(316)	(0.03)	—	—

FFO	17,703	1.37	17,327	1.37
Transaction costs	103	0.01	131	0.01

AFFO	$17,806	$1.38	$17,458	$1.38

Dividend paid per share		$1.255		$1.245

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets:

Real Estate Investments:
Buildings and improvements	$393,804	$368,295
Accumulated depreciation	(104,655)	(97,921)

	289,149	270,374
Land	29,084	27,374

Net Real Estate Investments	318,233	297,748

Investments in and advances to limited liability companies (“LLCs”)	27,952	39,201

Other Assets:
Cash and cash equivalents	3,860	3,337
Base and bonus rent receivable from UHS	2,230	2,053
Rent receivable - other	3,894	3,310
Intangible assets (net of accumulated amortization of $16.4 million and $13.7 million at June 30, 2014 and December 31, 2013, respectively)	21,855	20,782
Deferred charges, goodwill and other assets, net	5,688	6,714

Total Assets	$383,712	$373,145

Liabilities:

Line of credit borrowings	$102,350	$93,700
Mortgage and other notes payable, non-recourse to us (including net debt premium of $604,000 and $834,000 at June 30, 2014 and December 31, 2013, respectively)	115,239	106,287
Accrued interest	511	491
Accrued expenses and other liabilities	4,141	5,156
Tenant reserves, escrows, deposits and prepaid rents	2,242	1,881

Total Liabilities	224,483	207,515

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2014 - 12,929,400 2013 -12,858,643	129	128
Capital in excess of par value	223,356	220,691
Cumulative net income	487,226	480,044
Cumulative dividends	(551,371)	(535,176)
Accumulated other comprehensive loss	(111)	(57)

Total Equity	159,229	165,630

Total Liabilities and Equity	$383,712	$373,145